Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

Leap Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	14,184,397	$3.17	$44,964,538.49	0.00014760	$6,636.77
	Total Offering Amounts					$44,964,538.49		$6,636.77
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$6,636.77

(1)	Represents the shares of common stock, par value $0.001 per share (“Common Stock”), of Leap Therapeutics, Inc. (the “Registrant”) that will be offered for resale by the selling stockholders pursuant to the prospectus contained in this Registration Statement on Form S-3 (the “Registration Statement”) to which this exhibit is attached. The Registration Statement registers an aggregate of 14,184,397 shares of Common Stock, which consist of (i) 12,660,993 outstanding shares of Common Stock and (ii) 1,523,404 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants issued by the Registrant. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq Capital Market on May 7, 2024, a date within five business days prior to the filing of the Registration Statement.